Consent of Independent Certified Public Accountants

   We have issued our report dated April 29, 1999 accompanying the financial statements of Insured Municipals Income Trust, 117th Insured Multi-Series as of February 28, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant Thornton LLP

Chicago, Illinois
June 24, 1999